                                                                   EXHIBIT 1-(1)



                                UNDERWRITING AGREEMENT

                                 --------------------

                                                              _________ __, ___

Southern Natural Gas Company,
  Amsouth-Sonat Tower,
    Birmingham, Alabama 35203.

Dear Sirs:

          The underwriters named below (such underwriters being herein called the "Underwriters") understand that Southern Natural Gas Company, a Delaware corporation (the "Company"), proposes to issue and sell $__________ aggregate principal amount of __________ (the "Purchased Securities"), registered on Registration Statement No. 333-_____. Subject to the terms and conditions set forth herein and incorporated by reference herein and referred to below, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amount of such Purchased Securities set forth opposite their names at ___% of their principal amount.

Name                                                   Principal Amount
                                                           of Notes
                                                       ----------------



     The Underwriters will pay for such Purchased Securities upon delivery thereof at the offices of __________, at 10:00 a.m. (New York time) on ___________ __, 199_.

The Purchased Securities shall have the following terms:

          Maturity:

          Interest Rate:

          Redemption Provisions:

          Defeasance Provisions:

          Interest Payment Dates:

          Unless otherwise provided herein, all the provisions contained in the document entitled Southern Natural Gas Company Underwriting Agreement Standard Provisions, dated March 1, 1998, a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

          All notices and communications hereunder to an Underwriter shall be given to ______________, attention of _______________.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                                                  Very truly yours,

                                                  [LIST OF UNDERWRITERS]


                                                  By:
                                                     -----------------------
                                                     Name:
                                                     Title:



Accepted:

SOUTHERN NATURAL GAS COMPANY


By:
   ------------------------
   Name:
   Title: